Exhibit 99.1

STRYKER REPORTS FIRST QUARTER 2017 RESULTS

Kalamazoo, Michigan - April 25, 2017 - Stryker Corporation (NYSE:SYK) reported operating results for the first quarter of 2017:

First Quarter Highlights
Net sales grew 18.4% to $2.96 billion (18.8% constant currency)

MedSurg	36.2%	or	36.6% constant currency
Orthopaedics	7.4%	or	7.8% constant currency
Neurotechnology and Spine	7.3%	or	7.7% constant currency
Reported net earnings per diluted share increased 9.3% to $1.17
Adjusted net earnings per diluted share(1) increased 19.4% to $1.48

"Our positive momentum continued in the first quarter, as we demonstrated our ongoing commitment to deliver organic sales growth at the high end of med-tech and leveraged earnings gains," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Our results were well-balanced across business segments and geographies, and position us well for another strong year in 2017."

Sales Analysis
Consolidated net sales of $2.96 billion increased 18.4% in the quarter as reported and 18.8% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.4%. Excluding the 10.6% impact of acquisitions, net sales in the quarter increased 8.2% in constant currency, including 9.2% from increased unit volume partially offset by 1.0% due to lower prices. The acquisition of Sage Products LLC and Physio-Control International, Inc. contributed $245 million to our consolidated net sales in the quarter.
MedSurg net sales of $1.31 billion increased 36.2% in the quarter as reported and 36.6% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.4%. Excluding the 25.8% impact of acquisitions, net sales in the quarter increased 10.8% in constant currency, including 9.8% from increased unit volume and 1.0% due to higher prices.
Orthopaedics net sales of $1.14 billion increased 7.4% in the quarter as reported and 7.8% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.4%. Excluding the 0.6% impact of acquisitions, net sales in the quarter increased 7.2% in constant currency, including 9.9% from increased unit volume partially offset by 2.7% due to lower prices.
Neurotechnology and Spine net sales of $0.52 billion increased 7.3% in the quarter as reported and 7.7% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.4%. Excluding the 2.4% impact of acquisitions, net sales in the quarter increased 5.3% in constant currency, including 6.3% from increased unit volume partially offset by 1.0% due to lower prices.
Earnings Analysis
Reported net earnings of $444 million increased 10.4% in the quarter. Reported net earnings per diluted share of $1.17 increased 9.3% in the quarter. Reported net earnings include certain charges for the amortization of purchased intangible assets, Rejuvenate and ABG II and other recall matters, restructuring-related activities and acquisition and integration related activities. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the reconciliation of actual results to adjusted results below. Excluding the impact of these charges increases gross profit margin in the quarter from 66.4% to 66.5% and increases operating income margin from 18.7% to 24.2%. Excluding the impact of the items described above, adjusted net earnings(2) of $560 million increased 19.7% in the quarter. Adjusted net earnings per diluted share(1) of $1.48 increased 19.4% in the quarter.
2017 Outlook
We continue to expect 2017 organic sales growth to be in the range of 5.5% - 6.5% and adjusted net earnings per diluted share(3) to be in the range of $6.35 - $6.45. For the second quarter we expect adjusted net earnings per diluted share(3) to be in the range of $1.48 - $1.52. If foreign currency exchange rates hold near current levels, we expect net sales in the second quarter and full year to be negatively impacted by approximately 1.0% and adjusted net earnings per diluted share to be negatively impacted by approximately $0.03 to $0.04 in the second quarter and $0.10 to $0.12 in the full year.

(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information appears below.
(3) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the second quarter and full year and other important information appears below.

Conference Call on Tuesday, April 25, 2017
As previously announced, the Company will host a conference call on Tuesday, April 25, 2017 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended March 31, 2017 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide conference ID number 26016220 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investors page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, April 25, 2017, until 11:59 p.m., Eastern Time, on Tuesday, May 2, 2017. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 26016220.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.
For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three Months March 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS
	Three Months
	2017	2016	% Change
Net sales	$2,955	$2,495	18.4%
Cost of sales	993	801	24.0
Gross profit	$1,962	$1,694	15.8%
% of sales	66.4%	67.9%
Research, development and engineering expenses	192	159	20.8
Selling, general and administrative expenses	1,102	944	16.7
Recall charges	26	19	36.8
Intangible asset amortization	88	53	66.0
Total operating expenses	$1,408	$1,175	19.8%
Operating income	$554	$519	6.7%
% of sales	18.7%	20.8%
Other income (expense), net	(55)	(38)	44.7
Earnings before income taxes	$499	$481	3.7%
Income taxes	55	79	(30.4)
Net earnings	$444	$402	10.4%
Net earnings per share of common stock:
Basic	$1.19	$1.08	10.2%
Diluted	$1.17	$1.07	9.3%
Weighted-average shares outstanding - in millions:
Basic	373.4	373.2
Diluted	379.3	377.4
CONDENSED BALANCE SHEETS

	March	December
	2017	2016
ASSETS
Cash and cash equivalents	$3,213	$3,316
Marketable securities	66	68
Accounts receivable, net	1,875	1,967
Inventories	2,172	2,030
Other current assets	563	480
Total current assets	$7,889	$7,861
Property, plant and equipment, net	1,655	1,569
Goodwill and other intangibles, net	9,839	9,864
Other noncurrent assets	1,134	1,141
Total assets	$20,517	$20,435
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$2,033	$2,554
Accrued recall expenses	521	594
Other noncurrent liabilities	1,075	1,051
Long-term debt, excluding current maturities	7,184	6,686
Shareholders' equity	9,704	9,550
Total liabilities and shareholders' equity	$20,517	$20,435
CONDENSED STATEMENTS OF CASH FLOWS

	Three Months
	2017	2016
Operating activities
Net earnings	$444	$402
Depreciation	62	49
Amortization of intangible assets	88	53
Changes in operating assets and liabilities and other, net	(443)	(242)
Net cash provided by operating activities	$151	$262
Investing activities
Acquisitions, net of cash acquired	$(9)	$(23)
Change in marketable securities, net	2	195
Purchases of property, plant and equipment	(139)	(115)
Net cash (used in) provided by investing activities	$(146)	$57
Financing activities
Borrowings/repayments of debt, net	$304	$3,455
Dividends paid	(159)	(142)
Repurchase of common stock	(230)	(13)
Other financing	(52)	(41)
Net cash (used in) provided by financing activities	$(137)	$3,259
Effect of exchange rate changes on cash and cash equivalents	29	19
Change in cash and cash equivalents	$(103)	$3,597

STRYKER CORPORATION For the Three Months Ended March 31 (Unaudited - Millions of Dollars) CONDENSED SALES ANALYSIS

	Three Months
			Percentage Change
	2016	2015	As Reported	Constant Currency
Geographic:
United States	$2,166	$1,822	18.9%	18.9%
International	789	673	17.2	18.5
Total	$2,955	$2,495	18.4%	18.8%
Segment:
MedSurg	$1,305	$958	36.2%	36.6%
Orthopaedics	1,135	1,057	7.4	7.8
Neurotechnology and Spine	515	480	7.3	7.7
Total	$2,955	$2,495	18.4%	18.8%
SUPPLEMENTAL SALES GROWTH ANALYSIS

	Three Months
					United States	International
			Percentage Change
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg:
Instruments	$394	$365	7.8%	8.2%	7.8%	8.1%	9.8%
Endoscopy	373	328	13.6	13.8	14.6	10.5	11.1
Medical	475	207	130.4	131.7	118.6	186.4	193.5
Sustainability	63	58	7.5	7.5	7.4	52.6	47.8
Total MedSurg	$1,305	$958	36.2%	36.6%	34.6%	42.9%	44.7%
Orthopaedics:
Knees	$391	$361	8.5%	8.7%	7.4%	11.6%	12.3%
Hips	320	316	1.2	2.0	2.0	(0.1)	2.0
Trauma and Extremities	352	327	7.6	8.3	10.0	3.6	5.5
Other	72	53	34.2	34.0	25.7	79.3	76.0
Total Orthopaedics	$1,135	$1,057	7.4%	7.8%	7.8%	6.4%	7.9%
Neurotechnology and Spine:
Neurotechnology	$331	$301	9.8%	10.1%	9.7%	9.8%	10.7%
Spine	184	179	3.2	3.5	2.3	5.9	7.5
Total Neurotechnology and Spine	$515	$480	7.3%	7.7%	6.7%	8.8%	9.8%
Total	$2,955	$2,495	18.4%	18.8%	18.9%	17.2%	18.5%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; cost of sales excluding specified items; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current and prior year results at the same foreign currency exchange rate excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

STRYKER CORPORATION For the Three Months March 31 (Unaudited - Millions of Dollars, Except Per Share Amounts) RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS
2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,962	$1,102	$88	$554	$444	11.1%	$1.17
Acquisition and integration related charges: (a)
Inventory stepped up to fair value	(1)	—	—	(1)	—	(0.2)	—
Other acquisition and integration related	—	(10)	—	10	7	0.3	0.02
Amortization of purchased intangible assets	—	—	(88)	88	61	2.9	0.16
Restructuring-related charges (b)	5	(33)	—	38	27	1.0	0.07
Rejuvenate and other recall matters (c)	—	—	—	26	21	0.2	0.06
Adjusted	$1,966	$1,059	$—	$715	$560	15.3%	$1.48

2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,694	$944	$53	$519	$402	16.4%	$1.07
Acquisition and integration related charges: (a)
Other acquisition and integration related	—	(5)	—	5	3	0.1	0.01
Amortization of purchased intangible assets	—	—	(53)	53	39	1.1	0.10
Restructuring-related charges (b)	3	(17)	—	20	15	0.4	0.04
Rejuvenate and other recall matters (c)	—	—	—	19	17	—	0.04
Legal matters (d)	—	12	—	(12)	(8)	(0.6)	(0.02)
Adjusted	$1,697	$934	$—	$604	$468	17.4%	$1.24

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)	Charges represent the cost associated with certain restructuring-related charges associated with workforce reductions, facility rationalizations and other restructuring-related activities.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate recall and other recall matters.
(d)	Amount represents a gain associated with a legal settlement in 2016.

STRYKER CORPORATION For the Three Months June 30, 2017 and Full Year December 31, 2017 RECONCILIATION OF EXPECTED NET EARNINGS PER DILUTED SHARE TO EXPECTED ADJUSTED NET EARNINGS PER DILUTED SHARE
	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.23	$1.33	$5.44	$5.69
Acquisition and integration related charges	0.05	0.02	0.10	0.05
Amortization of purchased intangible assets	0.15	0.15	0.61	0.61
Restructuring-related charges	0.05	0.02	0.20	0.10
Rejuvenate and other recall matters	—	—	—	—
Expected - Adjusted	$1.48	$1.52	$6.35	$6.45